Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002
In connection with the Annual Report of Heritage Insurance Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ernesto Garateix, Chief Executive Officer of the Company and Kirk Lusk, Chief Financial officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ERNESTO GARATEIX
Ernesto Garateix
Chief Executive Officer (Principal Executive Officer)

By:	/s/ KIRK LUSK
Kirk Lusk
Co-Chief Financial Officer (Principal Financial Officer)
Date:    March 13, 2025